Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert C. Biesterfeld, Jr.. and Ben G. Campbell (with full power to act alone), as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the fiscal year ended December 31, 2021, and any and all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on the dates indicated.

Signature	Date

/s/ Scott P. Anderson	February 2, 2022
Scott P. Anderson

/s/ Kermit Crawford	February 2, 2022
Kermit Crawford

/s/ Wayne M. Fortun	February 2, 2022
Wayne M. Fortun

/s/ Timothy C. Gokey	February 2, 2022
Timothy C. Gokey

/s/ Mary J. Steele Guilfoile	February 2, 2022
Mary J. Steele Guilfoile

/s/ Jodee Kozlak	February 2, 2022
Jodee Kozlak

/s/ Brian P. Short	February 2, 2022
Brian P. Short

/s/ James B. Stake	February 2, 2022
James B. Stake

/s/ Paula Tolliver	February 2, 2022
Paula Tolliver